                                                  Exhibit 5



                                                  (AT&T LOGO)

Ephraim M. Brecher
Vice President - Taxes and Tax Counsel




                                 July 3, 1995


AT&T Corp.
32 Avenue of the Americas
New York, New York  10013-2412


    Re:  AT&T CORP. MEDIUM TERM NOTES, SERIES B (THE "NOTES")


Gentlemen:

     I have acted as tax counsel for AT&T Corp. (the "Company") in connection with the proposed issuance of the Notes. You have requested my opinion regarding the accuracy of the disclosure of the United States federal income tax considerations pertaining to the Notes as set forth in the Prospectus Supplement dated July 5, 1995 relating to the Notes (the "Prospectus Supplement"), which supplements the Prospectus dated June 5, 1995 relating to the issuance of notes and warrants to purchase notes of the Company (the "Prospectus"). Both the Prospectus Supplement and the Prospectus relate to the Company's Registration Statement No. 33-59495 on Form S-3 under the Securities Act of 1933, which became effective June 5, 1995 (the "Registration Statement").

     My opinion is based upon:

     (i) the Internal Revenue Code of 1986, as amended, Treasury Regulations issued thereunder, Revenue Rulings and other announcements issued by the Internal Revenue Service, and judicial decisions in effect as of the date hereof (such statute, regulations, rulings, announcements, and decisions collectively referred to herein as the "Code and Regulations issued thereunder"), all of which are subject to change with prospective or retroactive effect, which change could adversely affect or render inapplicable my opinion; and

     (ii) my assumption that the terms of the Notes are as described in the Prospectus and the Prospectus Supplement.

     I have not myself checked or verified the accuracy or completeness of the information contained in the Prospectus or the Prospectus Supplement other than the statements set forth under the heading "Taxation" in the Prospectus Supplement.

     Based upon the foregoing, I am of the opinion that the statements in the Prospectus Supplement under the heading
"Taxation" are accurate summaries of the Code and Regulations issued thereunder.

     I consent to the filing of this opinion as an exhibit to the Company's Form 8-K, which will be filed with the Securities and Exchange Commission and which is incorporated in the Registration
Statement.


                                   Very truly yours,



                                   Ephraim M. Brecher
                                   Vice President - Taxes
                                    and Tax Counsel